UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 27, 2015

Global Indemnity plc

(Exact name of registrant as specified in its charter)

Ireland	001-34809	98-0664891
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25/28 North Wall Quay Dublin 1, Ireland	None
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +(353) (0)1 649 2000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Approval of the Amendment to the Global Indemnity plc Share Incentive Plan

On May 27, 2015, Global Indemnity plc (the “Company”) held its 2015 Annual General Meeting of shareholders (the “Annual General Meeting”) at which the Company’s shareholders approved Amendment No. 1 (the “Amendment”) to the Global Indemnity plc Share Incentive Plan (the “Share Incentive Plan”). The Amendment increases the maximum number of shares underlying stock options that may be granted to a participant from 100,000 to 300,000 during any fiscal year. A description of the material terms and conditions of the Share Incentive Plan, as amended by the Amendment, is set forth on pages 17 through 24 of the Company’s definitive proxy statement for the Annual General Meeting filed with the Securities and Exchange Commission on April 30, 2015 (the “Proxy Statement”). The description, which is filed hereto as Exhibit 10.1, is incorporated herein by reference. The description of the Share Incentive Plan, as amended by the Amendment, incorporated herein by reference does not purport to be complete and is qualified in its entirety by reference to the full text of the Share Incentive Plan, as amended by the Amendment, which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 27, 2015, the Company held its 2015 Annual General Meeting. The proposals submitted to a vote of the shareholders at the meeting are described in detail in the Company’s Proxy Statement. The final results of voting for each matter are as follows:

Proposal 1: Election of directors

The following individuals were elected to the Company’s Board of Directors to hold office for the term expiring at the 2016 Annual General Meeting of shareholders or until their successors are duly elected and qualified:

	Votes For	Votes Against	Abstain	Broker non-votes
Saul A. Fox	130,362,254	970,224	1,663	1,107,649
Stephen A. Cozen	129,476,579	1,855,899	1,663	1,107,649
James W. Crystal	128,994,863	2,337,615	1,663	1,107,649
Seth J. Gersch	130,783,496	548,982	1,663	1,107,649
John H. Howes	130,479,629	852,849	1,663	1,107,649
Larry N. Port	131,259,984	72,494	1,663	1,107,649
Cynthia Y. Valko	130,373,903	958,575	1,663	1,107,649

Proposal 2: To act on a matter concerning Global Indemnity Reinsurance Company, Ltd.

Election of directors and alternate director of Global Indemnity Reinsurance Company, Ltd.

The following individuals were elected to Global Indemnity Reinsurance Company’s Board of Directors:

	Votes For	Votes Against	Abstain	Broker non-votes
Alan Bossin	131,274,145	58,333	1,663	1,107,649
Stephen Green	131,268,443	64,035	1,663	1,107,649
Terence J. Power	131,274,145	58,333	1,663	1,107,649
Cynthia Y. Valko	131,268,443	64,035	1,663	1,107,649
Marie-Joelle Chapleau (alternative director)	131,268,443	64,035	1,663	1,107,649
Janita Burke (alternative director)	131,274,145	58,333	1,663	1,107,649
Grainne Richmond (alternative director)	131,274,145	58,333	1,663	1,107,649

Proposal 3: To authorize the Company and/or any of its subsidiaries to make market purchases of up to 50% of the Company’s A ordinary shares in issue at the time of such market purchases.

The proposal was approved by the following vote:

Votes For	Votes Against	Abstain	Broker non-votes
130,724,482	1,715,795	1,513	—

Proposal 4: To authorize the reissue price range of A ordinary shares that the Company holds as treasury shares.

The proposal was approved by the following vote:

Votes For	Votes Against	Abstain	Broker non-votes
131,161,171	171,283	1,687	1,107,649

Proposal 5: To authorize holding the 2016 Annual General Meeting of shareholders of the Company at a location outside of Ireland.

The proposal was approved by the following vote:

Votes For	Votes Against	Abstain	Broker non-votes
132,386,546	52,974	2,270	—

Proposal 6: To renew the Board of Directors’ authority to issue ordinary shares.

The proposal was approved by the following vote:

Votes For	Votes Against	Abstain	Broker non-votes
130,113,722	1,218,756	1,663	1,107,649

Proposal 7: To renew the Board of Directors’ authority to issue shares for cash, for other property, or for services without first offering shares to existing shareholders.

The proposal was approved by the following vote:

Votes For	Votes Against	Abstain	Broker non-votes
130,002,147	1,330,157	1,837	1,107,649

Proposal 8: To approve the Amendment to the Global Indemnity plc Share Incentive Plan.

The proposal was approved by the following vote:

Votes For	Votes Against	Abstain	Broker non-votes
130,224,635	1,107,669	1,837	1,107,649

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Description of the Global Indemnity plc Share Incentive Plan, as amended

10.2	Amendment No. 1 and the Global Indemnity plc Share Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Indemnity plc

Date: May 28, 2015	By:	/s/ Thomas M. McGeehan
		Name:	Thomas M. McGeehan
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Description of the Global Indemnity plc Share Incentive Plan, as amended

10.2	Amendment No.1 and the Global Indemnity plc Share Incentive Plan